EXHIBIT 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director of Becton, Dickinson and Company, a New Jersey corporation (the “Company”), hereby constitutes and appoints Edward J. Ludwig, David V. Elkins, Jeffrey S. Sherman and Dean J. Paranicas, and each of them, his or her true and lawful attorney-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign one or more Annual Reports for the Company’s fiscal year ended September 30, 2010 on Form 10-K under the Securities Exchange Act of 1934, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.
     IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand in the City of New York, State of New York on this 23rd day of November, 2010.

/s/ Basil L. Anderson	/s/ Gary A. Mecklenburg
Basil L. Anderson	Gary A. Mecklenburg

/s/ Henry P. Becton, Jr.	/s/ Cathy E. Minehan
Henry P. Becton, Jr.	Cathy E. Minehan

/s/ Edward F. DeGraan	/s/ James F. Orr
Edward F. DeGraan	James F. Orr

/s/ Claire M. Fraser-Liggett	/s/ Willard J. Overlock, Jr.
Claire M. Fraser-Liggett	Willard J. Overlock, Jr.

/s/ Christopher Jones	/s/ Bertram L. Scott
Christopher Jones	Bertram L. Scott

/s/ Marshall O. Larsen	/s/ Alfred Sommer
Marshall O. Larsen	Alfred Sommer

/s/ Adel A.F. Mahmoud
Adel A.F. Mahmoud